UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12270 Wilkins Avenue
Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Nabi Biopharmaceuticals

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 8, 2012, Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), completed the previously reported business combination transaction (the “Transaction”) with Biota Holdings Limited, a Melbourne, Australia company (“Biota”), pursuant to the terms of the merger implementation agreement, dated April 22, 2012, as amended August 6, 2012 and September 17, 2012 (the “Transaction Agreement”). Pursuant to the terms of the Transaction Agreement, Nabi acquired each outstanding ordinary share of Biota capital stock in exchange for 0.1249539870 shares of Nabi common stock, and Biota became a wholly-owned subsidiary of Nabi. In connection with the Transaction, Nabi issued approximately 23.4 million shares of its common stock (the “Nabi Shares”) to former Biota shareholders. Immediately following completion of the Transaction, former Biota shareholders and former Nabi shareholders held approximately 83% and 17% respectively of the combined company (the “Company”).

In connection with the Transaction, Nabi changed its name to “Biota Pharmaceuticals, Inc.” Shares of common stock of the Company commenced trading on the NASDAQ Global Select Market at the opening of trading on November 9, 2012 under a new CUSIP number and new symbol “BOTA”.

A copy of the press release issued by Nabi on November 9, 2012 announcing the completion of the Transaction is filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

The Transaction is being accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles. Under this method of accounting, Nabi is treated as the “acquired” company for financial reporting purposes. Accordingly, the historical financial information presented in future financial statements will be that of Biota as adjusted to give effect to the Transaction.

Item 3.02. Unregistered Sale of Equity Securities

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Nabi Shares were issued in an exempt transaction pursuant to Section 3(a)(10) under the Securities Act of 1933, as amended.

Item 5.01. Changes in Control of Registrant

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01. In connection with the Transaction and at the effective time thereof, a change of control of Nabi occurred.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departing and Incoming Officers

In connection with the Transaction, effective upon completion thereof, Raafat Fahim, Ph.D, was terminated as President and Chief Executive Officer of Nabi. As previously reported in Nabi’s definitive proxy materials dated August 7, 2012, as supplemented by the supplement dated September 25, 2012, filed by Nabi with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Transaction, in March 2011, Dr. Fahim, entered into an amended and restated employment agreement with Nabi, pursuant to which Dr. Fahim is entitled to receive change of control severance benefits if, among other things, his employment is terminated by Nabi without cause during a potential change of control period or within twelve months after a change of control. In connection with his termination, Dr. Fahim will receive approximately $2.7 million in change of control severance benefits, including, among other things, cash severance, the continuation of health and dental benefits, financial planning and outplacement expenses, reimbursement for premiums payable under Nabi’s Supplemental Executive Retirement Plan, supplemental life and disability insurance, matching contributions under Nabi’s 401(k) Plan and certain tax reimbursements, contingent upon Dr. Fahim executing and not rescinding a general release of claims against the Company. In addition, 12,291 of Dr. Fahim’s restricted stock awards will accelerate in connection with the Transaction.

In connection with the Transaction, effective upon completion thereof, Peter Cook resigned as Chief Executive Officer of Biota. Mr. Cook will serve as a director of the Company, as set forth below.

Russell H. Plumb, MBA

Effective November 12, 2012, the Board of Directors of the Company (the “Board”) appointed Russell H. Plumb as Chief Executive Officer and President of the Company. Mr. Plumb, age 53, served as President, Chief Executive Officer and Chief Financial Officer of Inhibitex, Inc., a U.S. publicly-traded, clinical-stage drug development company, from December 30, 2006 through February13, 2012, when it was acquired by Bristol-Myers Squibb for approximately $2.5 billion. Prior to that, Mr. Plumb served as Vice President, Finance and Administration and Chief Financial Officer of Inhibitex from August 2000 through December 2006. From December 1999 to July 2000, Mr. Plumb served as Chief Financial Officer of Emory Vision, a privately-held healthcare company. From 1994 to November 1999, he served as Chief Financial Officer and Vice President, Finance of Serologicals Corporation, a publicly-held biopharmaceutical company. Mr. Plumb received both a Bachelor of Commerce and a M.B.A. from the University of Toronto. Mr. Plumb has received designations as a certified public accountant in Michigan and Georgia.

Effective November 12, 2012, the Company and Mr. Plumb entered into an Executive Employment Agreement in conjunction with his appointment as Chief Executive Officer and President. Pursuant to the agreement, Mr. Plumb will receive an annual base salary of $525,000, and will be eligible to participate in the bonus and incentive compensation plans of the Company in which other executives of the Company are generally eligible to participate, as the Board or a committee thereof will determine from time to time in its sole discretion. Subject to the terms and conditions of such bonus and incentive compensation plans, Mr. Plumb’s annual cash incentive compensation will be targeted at not less than 55% of his then annual salary. In connection with execution of the agreement, the Company granted Mr. Plumb as inducement grants (i) a restricted stock unit equal to 143,322 shares of the Company’s common stock, one-third of which will be fully vested ninety (90) days after November 12, 2012, and the other two-thirds of which will vest in two equal installments on the first and second anniversary thereof, and (ii) 573,286 options to purchase shares of the Company’s common stock at an exercise price of $4.07 with a ten year term, which will vest in three equal installments on the first, second and third anniversary of November 12, 2012. Mr. Plumb will also be eligible to participate in other benefit programs generally available to the Company’s executive officers.

The agreement continues through December 31, 2013, and thereafter will be renewed automatically for successive one year periods (without any action by either party) effective as of January 1st of each year, but may be terminated by either party prior to that date in accordance with the terms of the agreement.

If Mr. Plumb’s employment is terminated by him for good reason or by the Company for any reason other than cause, death or disability (as those terms are defined in the agreement) within three months prior to or one year after a change in control, Mr. Plumb will receive a lump-sum cash amount equal to the sum of (i) Mr. Plumb’s unpaid salary and vacation through such termination; plus (ii) any cash incentive compensation earned and unpaid through such termination; plus (iii) two times (2x) the sum of (A) Mr. Plumb’s annual base salary as then in effect and (B) the cash incentive compensation paid to Mr. Plumb in respect of the most recent fiscal year prior to the year in which the change in control occurs; plus (iv) a payment equal to the present value of the premium payments that would be made by the Company if Mr. Plumb were to continue to be covered under the Company’s group health, life and disability insurance for twenty-four (24) months, which amount will be determined by the Company in its sole discretion.

If Mr. Plumb’s employment is terminated by the Company for any reason other than those set out above, then the Company will pay Mr. Plumb a lump sum equal to the sum of (i) Mr. Plumb’s unpaid salary through such termination; plus (ii) any cash incentive compensation earned and unpaid through such termination; plus (iii) Mr. Plumb’s salary for eighteen (18) months; plus (iv) the product of one and a half times (1.5x) the cash incentive compensation paid to Mr. Plumb in respect of the most recent fiscal year prior to the year in which such termination occurs; plus (v) an amount equal to the present value of the premium payments that would be made by the Company if Mr. Plumb were to continue to be covered under the Company’s group health, life and disability insurance for eighteen (18) months, which amount will be determined by the Company in its sole discretion.

Mr. Plumb’s employment agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the agreement is qualified in its entirety by reference to such Exhibit.

Joseph M. Patti, M.S.P.H., Ph.D.

Effective November 12, 2012, the Board appointed Joseph M. Patti, M.S.P.H., Ph.D. as Executive Vice President, Corporate Development & Strategy. Dr. Patti, age 48, served as Chief Scientific Officer and Senior Vice President of Research and Development of Inhibitex, Inc., a U.S. publicly-traded, clinical-stage drug development company, from 2007 through February 2012, when it was acquired by Bristol-Myers Squibb for approximately $2.5 billion. Prior to that, he served as the Vice President, Preclinical Development and Chief Scientific Officer of Inhibitex from 1998 to 2007 and Vice President of Research and Development from 2005 to 2007. From 1994 to 1998, Dr. Patti was an Assistant Professor at Texas A&M’s Institute of Biosciences and Technology. From 1996 to 1998, he also served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, an M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham.

Effective November 12, 2012, the Company and Dr. Patti entered into an Executive Employment Agreement in conjunction with his appointment as Executive Vice President, Corporate Development & Strategy. Pursuant to the agreement, Dr. Patti will receive an annual base salary of $400,000, and will be eligible to participate in the bonus and incentive plans of the Company in which other executives of the Company are generally eligible to participate, as the Board or a committee thereof will determine from time to time in its sole discretion. Subject to the terms and conditions of such bonus and incentive compensation plans, Dr. Patti’s annual cash incentive compensation will be targeted at not less than 40% of his then annual salary. In connection with execution of the agreement, the Company granted Dr. Patti as inducement grants (i) a restricted stock unit equal to 71,661 shares of the Company’s common stock, one-third of which will be fully vested ninety (90) days after November 12, 2012, and the other two-thirds of which will vest in two equal installments on the first and second anniversary thereof, and (ii) 358,304 options to purchase shares of the Company’s common stock at an exercise price of $4.07 with a ten year term, which will vest in three equal installments on the first, second and third anniversary of November 12, 2012. Dr. Patti will also be eligible to participate in other benefit programs generally available to the Company’s executive officers.

The agreement continues through December 31, 2013, and thereafter will be renewed automatically for successive one year periods (without any action by either party) effective as of January 1st of each year, but may be terminated by either party prior to that date in accordance with the terms of the agreement.

If Dr. Patti’s employment is terminated by him for good reason or by the Company for any reason other than cause, death or disability (as those terms are defined in the agreement), in either case, within three months prior to or one year after a change in control, he shall receive a lump-sum cash payment equal to the sum of (i) Dr. Patti’s unpaid salary and vacation through such termination; plus (ii) any bonus earned and unpaid through such termination; plus (iii) one and one-half times (1.5x) the sum of (A) Dr. Patti’s annual base salary and (B) the bonus paid to Dr. Patti for the most recent fiscal year prior to the year in which his employment is terminated; plus (iv) for eighteen months after the date of such termination, health and welfare benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements.

In the event Dr. Patti’s employment is terminated by the Company for any reason other than those set out above, or if Dr. Patti terminates his employment for good reason, then the Company will pay Dr. Patti a lump sum equal to the sum of (i) Dr. Patti’s unpaid salary through such termination; plus (ii) any bonus earned and unpaid through such termination; plus (iii) Dr. Patti’s salary for twelve (12) months; plus (iv) the bonus paid to Dr. Patti in respect of the most recent fiscal year prior to the year in which the change in control occurs; plus (v) an amount equal to the present value of the premium payments that would be made by the Company if Dr. Patti were to continue to be covered under the Company’s group health, life and disability insurance for twelve (12) months, which amount will be determined by the Company in its sole discretion.

Dr. Patti’s employment agreement is included as Exhibit 10.2 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the agreement is qualified in its entirety by reference to such Exhibit.

Neither of Messrs. Plumb or Patti has any family relationship that is required to be disclosed under Item 401(d) of Regulation S-K and there are no transactions in which any of them has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on November 14, 2012 announcing the appointment of Mr. Plumb as Chief Executive Officer and President and Dr. Patti as Executive Vice President, Corporate Development & Strategy, is filed herewith as Exhibit 99.2 and is incorporated into this Item 5.02 by reference.

Departing and Incoming Directors

In connection with the Transaction and effective upon completion thereof, (i) Messrs. Jason Aryeh, David Castaldi, Peter Davis and Richard Harvey each resigned as a member of the Company’s Board of Directors and their respective committees thereof; (ii) the Board expanded its size to eight members; and (iii) Dr. James Fox, Mr. Peter Cook, Mr. Paul Bell, Prof. Jeffery Errington, Prof. Ian Gust, and Mr. Richard Hill (collectively the “Incoming Directors”) were appointed as directors. The Incoming Directors were appointed pursuant to and in accordance with the Transaction Agreement. There are no arrangements or understandings between any of the Incoming Directors and any other person pursuant to which they were elected as directors other than as set forth in this Section 5.02 or in the Transaction Agreement. There are no transactions in which any of the Incoming Directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of the Incoming Directors will be compensated for serving as a member of the Board in accordance with Biota’s former non-executive director compensation policy. This policy provides that each non-executive director is compensated for their service as follows: (i) the Board Chairman will receive an annual base fee of A$147,000 and each other non-executive will receive an annual base fee of A$73,500; and (ii) each Committee Chair will receive an annual fee of A$12,500 and each other committee member will receive an annual fee of A$6,250 in addition to their annual base fees, excluding the Board Chairman. These fees are listed in Australian dollars (“A$”).

On November 12, 2012, Professor Ian Gust resigned as a member of the Board, and the Board appointed Mr. Plumb, the Company’s Chief Executive Officer and President, as a director to fill the vacancy created by Professor Gust. As reported above, the Company and Mr. Plumb entered into an Executive Employment Agreement in conjunction with his appointment as Chief Executive Officer and President. Mr. Plumb will not receive any additional compensation or benefits in connection with his appointment as a director of the Company.

Committees of the Board of Directors

In connection with the Transaction and effective upon completion thereof, the Board reconstituted its standing committees as set forth below.

Dr. Fox, Professor Gust and Mr. Hill will serve as members of the Audit Committee, with Mr. Hill serving as Chairman. Mr. Bell, Dr. Fox and Professor Gust will serve as members of the Compensation Committee, with Mr. Bell serving as Chairman. Mr. Bell, Dr. Fox and Professor Gust will serve as members of the Corporate Governance and Nominating Committee, with Dr. Fox serving as Chairman.

The Board has not yet filled the vacancies on the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee as a result of Prof. Gust’s resignation, but the Board expects to fill these vacancies at its next scheduled meeting in December of 2012.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reverse Stock Split

In connection with the Transaction, effective at 4:59 p.m. Eastern Standard Time on November 8, 2012, Nabi amended its Restated Certificate of Incorporation to provide for a six-to-one reverse stock split with respect to the issued and outstanding shares of Nabi’s common stock (the “Reverse Stock Split”). Nabi’s stockholders approved the Reverse Stock Split at Nabi’s reconvened special meeting of stockholders on October 22, 2012, as previously announced in Nabi’s Current Report on Form 8-K filed with the SEC on October 23, 2012. Holders of Nabi’s common stock immediately prior to 4:59 p.m. Eastern Standard Time on November 8, 2012 will receive cash for any fractional shares of Nabi’s common stock to which they might otherwise be entitled as a result of the Reverse Stock Split. The Reverse Stock Split had no effect on the number of Nabi’s authorized shares of common stock.

The foregoing description of the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment providing for the Reverse Stock Split, as filed with the Secretary of State of the State of Delaware, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options for Nabi common stock to reflect the Reverse Stock Split. This resulted in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of Nabi common stock being delivered upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards were similarly adjusted. The number of shares reserved for issuance pursuant to these securities was also reduced proportionately.

Name Change

Also in connection with the Transaction, effective at 5:01 p.m., Eastern Standard Time on November 8, 2012, Nabi amended its Restated Certificate of Incorporation to change its name from “Nabi Biopharmaceuticals” to “Biota Pharmaceuticals, Inc.” (the “Name Change”). Nabi’s stockholders approved the Name Change at Nabi’s reconvened special meeting of stockholders on October 22, 2012, as previously announced in Nabi’s Current Report on Form 8-K filed with the SEC on October 23, 2012.

The foregoing description of the Name Change is qualified in its entirety by reference to the Certificate of Amendment providing for the Name Change, as filed with the Secretary of State of the State of Delaware, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Change in Fiscal Year

In connection with the Transaction, the Company changed its fiscal year end to June 30 to conform its fiscal year end to that of Biota.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Biota.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than January 25, 2013.

(b) Pro Forma Financial Information.

The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than January 25, 2013.

(d) Exhibits

3.1	Certificate of Amendment

3.2	Certificate of Amendment

10.1+	Executive Employment Agreement, dated as of November 12, 2012, between Biota Pharmaceuticals, Inc., and Russell H. Plumb

10.2+	Executive Employment Agreement, dated as of November 12, 2012, between Biota Pharmaceuticals, Inc., and Joseph M. Patti

10.3+	Form Non-Plan Stock Units Agreement

10.4+	Form of Letter Agreement for Stock Option Grant

99.1	Press release dated November 9, 2012

99.2	Press release dated November 14, 2012

+	Management Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: November 14, 2012	/s/ Russell H. Plumb
	Name:	Russell H. Plumb
	Title:	Chief Executive Officer and President (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment

3.2	Certificate of Amendment

10.1+	Executive Employment Agreement, dated as of November 12, 2012, between Biota Pharmaceuticals, Inc., and Russell H. Plumb

10.2+	Executive Employment Agreement, dated as of November 12, 2012, between Biota Pharmaceuticals, Inc., and Joseph M. Patti

10.3+	Form Non-Plan Stock Units Agreement

10.4+	Form of Letter Agreement for Stock Option Grant

99.1	Press release dated November 9, 2012

99.2	Press release dated November 14, 2012

+	Management Compensation Plan